Exhibit 99.1

Date:     August 3, 2005
Contact:  Tracy H. Krumme, Director, Investor Relations,
          Fuel-Tech N.V., (203) 425-9830
          Vincent J. Arnone, Chief Financial Officer;
          Fuel-Tech N.V., (630) 845-4500


                 FUEL-TECH N.V. REPORTS SECOND-QUARTER RESULTS;
                         REVENUES UP 60% YEAR-OVER-YEAR

         STAMFORD, CONN., AUG. 3, 2005 -- Fuel-Tech N.V. (Nasdaq: FTEK), a world leader in advanced engineering solutions for the optimization of combustion systems in utility and industrial applications, today reported results for the quarter ended June 30, 2005.

         Net sales for the second quarter increased 60% to $11.8 million, up $4.4 million from the comparable prior-year quarter. Net income totaled $3.2 million, or $0.14 per diluted share, compared with a net loss of $308,000, or ($0.02) per diluted share, in the same year-ago quarter.

         Net sales for the six months increased 76% to $23.8 million, up $10.3 million from the comparable year-earlier period. Net income for the six months totaled $3.9 million, or $0.17 per diluted share, compared with a net loss of $839,000, or ($0.04) per diluted share, in the same year-ago period.

         Net income for both the quarter and six-month period ended June 30, 2005 was favorably affected by the recording of a $2.2 million non-cash income tax benefit related to the anticipated utilization of net operating loss carryforwards. Based on a review of historical taxable income and future projections, the Company believes that this is prudent. Partially offsetting this tax benefit for the quarter and six-month period was income tax expense of $612,000 and $1,095,000, respectively, primarily representing deferred tax expense related to the generation of taxable income.

         The increase in net sales for the quarter and year-to-date periods is attributable to exceptionally strong results in the air pollution control business, which continues to benefit from an acceleration of orders since the second half of 2004.

         Sales for the fuel treatment chemical business, at $3.8 million for the quarter and $7.5 million for the six months, were up slightly from comparable prior-year periods as FUEL CHEM(R) revenue gains were limited by the effects of demonstration programs, coal supply issues and oil prices. With respect to demonstrations, four such programs were in effect during the first six months of the year. One was on a no-cost basis at a critical coal-fired utility and the other three were on a cost-share basis, one on a coal-fired unit and two on oil-fired units. Assuming the Company meets the performance criteria for the three cost-share demonstrations, Fuel Tech will receive the balance of the full commercial price for these programs. Relative to coal supplies, during the first six months of the year, one critical Western-coal fired unit was significantly and unexpectedly derated for an extended period due to rail transportation constraints that hampered deliveries of Powder River Basin coals. With respect to oil pricing, the Company's oil-fired business was adversely affected by the high price of crude oil, which has reduced oil-fired electricity generation in the United States.

         Steven C. Argabright, President and Chief Operating Officer, commented, "We are quite pleased with our strong quarterly gains in revenues and net income. Our air pollution control business continues to experience particularly robust order activity, as evidenced by a backlog of approximately $17 million as well as nearly $21 million in new business booked year-to-date. Our FUEL CHEM business continues to fall somewhat short of expectations, but we remain encouraged by the overall level of activity, including last week's announcement of three potential new customers, including two major domestic utilities."

         Mr. Argabright concluded, "Based on financial results achieved to date, coupled with our outlook for the balance of the year, we maintain our 2005 revenue outlook of $45 million to $48 million, representing a 45% to 55% increase versus 2004."

CONFERENCE CALL

         As a reminder, Fuel-Tech N.V will host a conference call today at 9:00 AM ET to discuss the results. The call will be simultaneously broadcast over the Internet at www.fueltechnv.com and can be accessed under the "Investors" subheading on the homepage. The call can also be accessed by dialing
800.798.2796 (domestic) or 617.614.6204 (international) and using the passcode "Fuel-Tech N.V." A replay of the call will be available on the website and can be accessed by dialing 888.286.8010 (domestic) or 617.801.6888 (international) and using the passcode "48211327". The replay will be available until August 24, 2005.

ABOUT FUEL-TECH N.V.

         Fuel-Tech N.V. is a leading technology company engaged in the worldwide development, commercialization and application of state-of-the-art proprietary technologies for air pollution control, process optimization, and advanced engineering services. The Company's NOx reduction processes, which include the NOxOUT(R), NOxOUT CASCADE(R), NOxOUT ULTRA(R), Rich Reagent Injection (RRI) and NOxOUT SCR(R) technologies, have established Fuel-Tech N.V. as a leader in post combustion NOx control systems, which are installed on over 340 units worldwide.

         New technologies that have grown out of the core NOx reduction business form the basis of the FUEL CHEM(R) business. FUEL CHEM technology centers around the unique application of chemicals to improve the performance of combustion units by controlling slagging, fouling, corrosion and opacity. The Company's FUEL CHEM products are being applied to over 80 combustion units burning a wide variety of fuels including coal, heavy oil, biomass, and municipal waste. Both the NOx reduction and FUEL CHEM businesses rely heavily on the Company's exceptional Computational Fluid Dynamics modeling skills, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel-Tech N.V.'s web site at www.fueltechnv.com.

This press release may contain statements of a forward-looking nature regarding future events. These statements are only predictions and actual events may differ materially. Please refer to documents that Fuel Tech files from time to time with the Securities and Exchange Commission for a discussion of certain factors that could cause actual results to differ materially from those contained in the forward-looking statements.

                                 FUEL-TECH N.V.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                (in thousands of U.S. dollars, except share data)

                                                                June 30            December 31
                                                                  2005                2004
                                                            ---------------      ---------------
                                                              (Unaudited)
ASSETS
Current assets:
Cash and cash equivalents                                   $         5,129      $         6,531
Accounts receivable, net                                             12,708                7,358
Deferred income taxes                                                   904                  500
Prepaid expenses and other current assets                             1,264                1,271
                                                              -------------      ---------------
Total current assets                                                 20,005               15,660

Equipment, net of accumulated depreciation of
  $7,926 and $7,209, respectively                                     3,131                2,863
Goodwill                                                              2,119                2,119
Other intangible assets, net of accumulated amortization
  of $1,032 and $968, respectively                                    1,300                1,342
Deferred income taxes                                                 1,896                1,144
Other assets                                                            882                  700
                                                            ---------------      ---------------
Total assets                                                $        29,333      $        23,828
                                                            ===============      ===============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                            $         3,933      $         2,705
Accrued expenses                                                      1,780                1,663
                                                            ---------------      ---------------
Total current liabilities                                             5,713                4,368


Other liabilities                                                       461                  505
                                                            ---------------      ---------------
Total liabilities                                                     6,174                4,873

Stockholders' equity:
Common stock, par value $0.01 per share,
  authorized 40,000,000 shares, 20,047,740
  and 19,529,952 shares issued, respectively                            200                  195
Additional paid-in capital                                           89,242               88,600
Accumulated deficit                                                 (66,533)             (70,458)
Accumulated other comprehensive (loss) income                           (32)                  86
Nil coupon perpetual loan notes                                         282                  532
                                                            ---------------      ---------------
Total stockholders' equity                                           23,159               18,955

Total liabilities and stockholders' equity                  $        29,333      $        23,828
                                                            ===============      ===============

                                 FUEL-TECH N.V.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                (in thousands of U.S. dollars, except share data)


                                                        Three Months Ended                Six Months Ended
                                                              June 30                          June 30
                                                         2005         2004                2005           2004
                                                       -----------------------         ------------------------

Net sales                                            $  11,780    $   7,352             $  23,831    $  13,504

Costs and expenses:
Cost of sales                                            6,053        4,196                12,450        7,412
Selling, general and administrative                      3,753        3,151                 7,809        6,328
Research and development                                   326          270                   660          573
                                                     ---------   ----------             ---------   ----------
                                                        10,132        7,617                20,919       14,313
                                                     ---------   ----------             ---------   ----------

Operating income (loss)                                  1,648        (265)                 2,912        (809)

Other expense                                             (64)         (43)                  (92)         (30)
                                                     ---------   ----------             ---------   ----------

Income (loss) before taxes                               1,584        (308)                 2,820        (839)

Income tax benefit                                       1,588            -                 1,105            -
                                                     ---------   ----------             ---------   ----------

Net income (loss)                                    $  3,172    $    (308)             $  3,925    $    (839)
                                                     =========   ==========             =========   ==========

Net income (loss) per Common Share:

     Basic                                             $   .16    $   (.02)               $   .20    $   (.04)
                                                       =======    =========               =======    =========
     Diluted                                           $   .14    $   (.02)               $   .17    $   (.04)
                                                       =======    =========               =======    =========

Average number of Common Shares outstanding:

     Basic                                          19,994,000   19,512,000            19,838,000   19,508,000
                                                    ==========   ==========            ==========   ==========
     Diluted                                        22,750,000   19,512,000            22,672,000   19,508,000
                                                    ==========   ==========            ==========   ==========


                                 FUEL-TECH N.V.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                         (in thousands of U.S. dollars)

                                                          Six Months Ended
                                                                June 30
                                                          2005            2004
                                                    --------------   -------------
OPERATING ACTIVITIES
Net cash used in
   operating activities                             $        (622)   $     (1,152)
                                                    --------------   -------------

INVESTING ACTIVITIES
Purchases of equipment and patents                         (1,058)         (1,505)
                                                    --------------   -------------
Net cash used in investing activities                      (1,058)         (1,505)
                                                    --------------   -------------

FINANCING ACTIVITIES
Exercise of stock options                                     396               21
                                                    -------------    -------------
Net cash provided by
   financing activities                                       396               21
                                                    -------------    -------------

Effect of exchange rate fluctuations on cash                 (118)             (29)
                                                    --------------   --------------

NET DECREASE IN CASH AND
   CASH EQUIVALENTS                                        (1,402)          (2,665)

Cash and cash equivalents at beginning
   of period                                                6,531            7,812
                                                    -------------    -------------

CASH AND CASH EQUIVALENTS AT
   END OF PERIOD                                    $       5,129    $       5,147
                                                    =============    =============

                                 FUEL-TECH N.V.
                         BUSINESS SEGMENT FINANCIAL DATA
                         (in thousands of U.S. dollars)

----------------------------------------------------------------------------------------------------------------------
        Three months ended                Nitrogen Oxide      Fuel Treatment            Other               Total
           June 30, 2005                    Reduction            Chemical
----------------------------------------------------------------------------------------------------------------------
Net sales from external customers               $ 8,000              $ 3,779             $      1             $11,780
----------------------------------------------------------------------------------------------------------------------
Cost of sales                                     4,024                1,948                   81               6,053
----------------------------------------------------------------------------------------------------------------------
Gross margin                                      3,976                1,831                 (80)               5,727
----------------------------------------------------------------------------------------------------------------------
Selling, general and administrative                   -                    -                3,753               3,753
----------------------------------------------------------------------------------------------------------------------
Research and development                              -                    -                  326                 326
----------------------------------------------------------------------------------------------------------------------
Operating income (loss)                         $ 3,976              $ 1,831             $(4,159)             $ 1,648
-------------------------------------=================================================================================


----------------------------------------------------------------------------------------------------------------------
        Three months ended                Nitrogen Oxide      Fuel Treatment            Other               Total
           June 30, 2004                    Reduction            Chemical
----------------------------------------------------------------------------------------------------------------------
Net sales from external customers                $3,712               $3,636             $      4              $7,352
----------------------------------------------------------------------------------------------------------------------
Cost of sales                                     2,073                2,062                   61               4,196
----------------------------------------------------------------------------------------------------------------------
Gross margin                                      1,639                1,574                 (57)               3,156
----------------------------------------------------------------------------------------------------------------------
Selling, general and administrative                   -                    -                3,151               3,151
----------------------------------------------------------------------------------------------------------------------
Research and development                              -                    -                  270                 270
----------------------------------------------------------------------------------------------------------------------
Operating income (loss)                          $1,639               $1,574             $(3,478)              $(265)
-------------------------------------=================================================================================


----------------------------------------------------------------------------------------------------------------------
         Six months ended                 Nitrogen Oxide      Fuel Treatment            Other               Total
           June 30, 2005                    Reduction            Chemical
----------------------------------------------------------------------------------------------------------------------
Net sales from external customers               $16,320               $7,506             $      5             $23,831
----------------------------------------------------------------------------------------------------------------------
Cost of sales                                     8,316                3,956                  178              12,450
----------------------------------------------------------------------------------------------------------------------
Gross margin                                      8,004                3,550                (173)              11,381
----------------------------------------------------------------------------------------------------------------------
Selling, general and administrative                   -                    -                7,809               7,809
----------------------------------------------------------------------------------------------------------------------
Research and development                              -                    -                  660                 660
----------------------------------------------------------------------------------------------------------------------
Operating income (loss)                         $ 8,004               $3,550             $(8,642)             $ 2,912
-------------------------------------=================================================================================


----------------------------------------------------------------------------------------------------------------------
         Six months ended                 Nitrogen Oxide      Fuel Treatment            Other               Total
           June 30, 2004                    Reduction            Chemical
----------------------------------------------------------------------------------------------------------------------
Net sales from external customers                $6,154               $7,344             $      6             $13,504
----------------------------------------------------------------------------------------------------------------------
Cost of sales                                     3,461                3,826                  125               7,412
----------------------------------------------------------------------------------------------------------------------
Gross margin                                      2,693                3,518                (119)               6,092
----------------------------------------------------------------------------------------------------------------------
Selling, general and administrative                   -                    -                6,328               6,328
----------------------------------------------------------------------------------------------------------------------
Research and development                              -                    -                  573                 573
----------------------------------------------------------------------------------------------------------------------
Operating income (loss)                          $2,693               $3,518            $ (7,020)             $ (809)
-------------------------------------=================================================================================

Note: Fuel Tech is organized into three reportable segments, two that provide advanced engineering solutions for the optimization of combustion systems in utility and industrial applications, and one that markets and sells visualization software. The segment that markets and sells visualization software was discontinued effective March 1, 2005. The visualization software segment does not meet the materiality test for disclosure and is aggregated in "Other" above. In addition, "Other" also includes those profit and loss items not allocated by Fuel Tech to each reportable segment.

                                 FUEL-TECH N.V.
                             GEOGRAPHIC INFORMATION
                         (in thousands of U.S. dollars)

                                          Three months ended June 30                    Six months ended June 30
                                   ------------------------------------------    ---------------------------------------
                                         2005                    2004                  2005                 2004
                                   ------------------     -------------------    -----------------    ------------------

Revenues:
    United States                            $ 9,664                  $6,352              $19,715               $10,929
    Foreign                                    2,116                   1,000                4,116                 2,575
                                   ------------------     -------------------    -----------------    ------------------
                                             $11,780                  $7,352              $23,831               $13,504
                                   ==================     ===================    =================    ==================